                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                            AND EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT   X

Check the appropriate box:

X    Preliminary Proxy Statement
     Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           CALIFORNIA AMPLIFIER, INC.
             (Exact name of Registrant as specified in its Charter)

                           CALIFORNIA AMPLIFIER, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee:

X    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

     $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-1.
     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              CALIFORNIA AMPLIFIER, INC.

                              --------------------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD JULY 19, 1996

                              --------------------------


To the Stockholders of CALIFORNIA AMPLIFIER, INC.:

The Annual Meeting of Stockholders of California Amplifier, Inc. will be held at the Hyatt Westlake Plaza, 880 S. Westlake Blvd., Westlake Village, California 91361 on Friday, July 19, 1996 at 10:00 a.m. local time, for the purpose of considering and acting upon the following proposals:

    1. To elect four directors to hold office until the next Annual Meeting of Stockholders.

    2. To approve and ratify an amendment to the Certificate of Incorporation to increase the number of Shares of Common Stock authorized from 15,000,000 to 30,000,000.

    3. To approve and ratify an amendment to the California Amplifier, Inc. 1989 Key Employee Stock Option Plan including an increase in the number of shares of Common Stock issuable from 2,600,000 to 3,400,000.

    4. To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on May 24, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.


By Order of the Board of Directors,



/s/
Michael R. Ferron
Corporate Secretary

Camarillo, California
June 6, 1996



STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER YOU PLAN TO ATTEND THE MEETING, YOU ARE EARNESTLY REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. STOCKHOLDERS MAY VOTE IN PERSON IF THEY ATTEND THE MEETING EVEN THOUGH THEY HAVE EXECUTED AND RETURNED A PROXY.

                                 PRELIMINARY COPY

The Company intends to release definitive Proxy Statements to its stockholders on June 6, 1996.


                              CALIFORNIA AMPLIFIER, INC.

CORPORATE HEADQUARTERS:                                        PLACE OF MEETING:
460 Calle San Pablo                                         Hyatt Westlake Plaza
Camarillo, CA 93012                                        880 S. Westlake Blvd.
                                                      Westlake Village, CA 91361

                               Telephone:(805) 987-9000

                                ----------------------

                                   PROXY STATEMENT

                                ----------------------

                            ANNUAL MEETING OF STOCKHOLDERS


                                    JULY 19, 1996

                      APPROXIMATE DATE OF MAILING:  JUNE 6, 1996

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of California Amplifier, Inc. (the "Company" or "California Amplifier") of proxies for use at the Annual Meeting of Stockholders of California Amplifier (the "Annual Meeting") to be held on Friday, July 19, 1996 at 10:00 a.m. local time or at any adjournment or postponement thereof.


                                    VOTING RIGHTS

Stockholders of record of California Amplifier as of the close of business on May 24, 1996 have the right to receive notice of and to vote at the Annual Meeting. On May 20, 1996, California Amplifier had 11,564,384 shares of common stock, par value $0.01 per share ("Common Stock") issued and outstanding, the only class of voting securities outstanding.

Each stockholder of record as of the record date will be entitled to one vote for each share of Common Stock held as of the record date. The presence at the Annual Meeting in person or by proxy of a majority of the shares of Common Stock outstanding as of the record date will constitute a quorum for transacting business. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for transaction of business. With regard to election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors, and will be counted as present for purposes of the item on which the abstention is noted, and therefore counted in the tabulation of the votes cast on a proposal with the effect of a negative vote. Under applicable Delaware law, broker non-votes are not counted for purposes of determining the votes cast on a proposal.

PERSONS MAKING THE SOLICITATION

The Proxy is solicited on behalf of the Board of Directors of the Company. The only solicitation materials to be sent to stockholders will be this Proxy Statement and the accompanying Proxy. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors also intends to solicit the Proxies held on behalf of stockholders by brokers, dealers, banks and voting trustees, or their nominees. The Company will pay all reasonable expenses by such holders for mailing the solicitation material to the stockholders for whom they hold shares. All solicitation expenses are being paid by the Company.

TERMS OF THE PROXY

The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides a box to be marked to indicate the manner in which the stockholder's shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify, with respect to the election of directors, whether the Proxy holder shall vote for or be without authority to vote on any or all candidates; and with respect to all other matters, whether the Proxy holder shall vote for or against or be without authority to vote on.

The Proxy also confers upon the holders thereof discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

Where a stockholder has appropriately directed how the Proxy is to be voted, the shares will be voted in accordance with the stockholder's direction. In the absence of instructions, shares represented by valid Proxies will be voted in favor of all proposals set forth in the Notice of Meeting and this Proxy Statement. If any other matters are properly presented at the Annual Meeting, the persons named in the Proxy will vote or refrain from voting in accordance with their best judgment. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to the Corporate Secretary of the Company or by filing a duly executed Proxy bearing a later date. Stockholders may also vote in person if they attend the Annual Meeting even though they have executed and returned a Proxy.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of May 20, 1996 by (1) each person or entity who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director and nominee for director, (iii) each executive officer appearing in the Summary Compensation Table appearing elsewhere in this Proxy Statement and (iv) all directors and executive officers as a group. The Company knows of no agreements among its stockholders which relate to voting or investment power over its Common Stock:


Name of Beneficial Owner (1) :         Shares Beneficially Owned (2):   Percent (3):
- ------------------------------         ------------------------------   ------------
Ira Coron                                             70,000                 *

David R. Nichols                                     466,658                 4.0%

Arthur H. Hausman                                     29,210                 *

William E. McKenna                                   180,300                 1.5%

Michael R. Ferron                                    117,500                 1.0%

Kris Kelkar                                           21,000                 *

All directors and executive officers
as a group (six persons)                             884,668                 7.5%

George D. Bjurman & Associates (4)                 1,106,000                 9.5%

Duncan-Hurst Capital Management (4)                  851,140                 7.3%

FMR Corp. (Fidelity Investments) (4)                 579,100                 5.0%

*  Less than 1.0% ownership

(1) The address of each of Messrs. Coron, Nichols, Hausman, McKenna, Ferron and Kelkar is 460 Calle San Pablo, Camarillo, California 93012.


(2) Includes shares purchasable upon exercise of exercisable stock options as of May 20, 1996 or within 60 days thereafter, but excludes the shares purchasable upon exercise of stock options which are not exercisable as of May 20, 1996 or within 60 days thereafter:

                                       Exercisable        Unexercisable
                                       -----------        -------------
            Ira Coron                      ---              175,000
            David R. Nichols              70,000             60,000
            Arthur H Hausman              24,000                ---
            William E. McKenna            44,000                ---
            Michael R. Ferron            117,500             57,500
            Kris Kelkar                   15,000            105,000

(3) For the purposes of determining the percentage of outstanding Common Stock held by the persons set forth in the table, the number of shares is divided by the sum of the number of outstanding shares of the Company's Common Stock on May 20, 1996 (11,564,384 shares), plus the number of shares of Common Stock subject to options exercisable currently or within 60 days of May 20, 1996 by such persons.

(4) This information is based solely on the Schedules 13G which were filed with the Securities and Exchange Commission by each of the respective entities which state that these shares were beneficially owned as of March 31, 1996.

                                    PROPOSAL NO. 1

                                ELECTION OF DIRECTORS


A board of four directors will be elected at the Annual Meeting. It is intended that each Proxy, unless otherwise specified, will be voted for the election to the Board of Directors of each of the four nominees set forth below. Directors shall be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting. The term of office of each person elected as director will continue until the next Annual Meeting of Stockholders, or until his successor has been elected and qualified.

In the event that any of the nominees for directors listed below should become unavailable for election for any currently unforeseen reason, the persons named in the accompanying Proxy have the right to use their discretion to vote for such other person as may be determined by the holders of such proxies. To the best of the Company's knowledge, all nominees are and will be available to serve.

The following table sets forth the name and age of each nominee for director, the year he was first elected as a director and his positions held with the
Company:

                             Capacities in                      Director
Name                   Age   Which Served                         Since
- ----                   ---   ------------                         -----

Ira Coron              67    Chairman of the Board,               1994
                             Chief Executive Officer
                             and Director

David R. Nichols       37    Executive Vice President,            1981
                             Operations and Director

William E. McKenna     76    Director                             1983

Arthur H. Hausman      72    Director                             1987

Ira Coron was elected Chairman and Chief Executive Officer in March 1994. From 1989 to 1994 he was an independent management consultant to several companies and venture capital firms. He retired from TRW, Inc., after serving in numerous senior management positions from June 1967 to July 1989 among which was Vice President and General Manager of TRW's Electronic Components Group. He also serves on the Board of Directors of the Wireless Cable Association and Made 2 Manage Systems, Inc.

David R. Nichols, a co-founder of the Company, has been a director since its inception in July 1981, President and Chief Operating Officer from July 1986 to March 1995 and currently Executive Vice President, Operations.

William E. McKenna has been a director of the Company since October 1983. Mr. McKenna has been general partner of MCK Investment Company (a private investment company) since December 1977. He is also a director of Calprop Corporation, Drexler Technology Corporation, Safeguard Health Enterprises, Inc., Williams Hospitality Group, Inc. and WMS Industries, Inc.

Arthur H. Hausman has been a director of the Company since 1987. Mr. Hausman is Chairman Emeritus of the Board of Ampex Corporation. He served as Chairman of the Board of Directors and Chief Executive Officer of Ampex, having been with Ampex for 27 years until his retirement in 1988. He currently serves as a director of Drexler Technology Corporation, California Microwave, Inc., and director emeritus of TCI, Inc. He was appointed by President Reagan to the President's Export Council, to the Council's Executive Committee and to the Chairmanship of the Export Administration Subordinate Committee of the Council for the period 1985 to 1989.

COMMITTEES OF THE BOARD

The Board of Directors has delegated certain of its authority to a Compensation Committee and an Audit Committee. The Compensation Committee is composed of Messrs. Hausman and McKenna with Mr. Hausman serving as Chairman. The Audit Committee is also composed of Messrs. Hausman and McKenna, with Mr. McKenna serving as Chairman. No member of either committee is a former or current officer or employee of the Company.

BOARD AND COMMITTEE ATTENDANCE

In fiscal year 1996, the Board of Directors held six meetings. All directors attended more than 75% of the aggregate of board and committee meetings held during fiscal year 1996.

In fiscal year 1996, the Compensation Committee held four meetings. The primary function of the Compensation Committee is to review and make recommendations to the Board with respect to the compensation, including bonuses, of the Company's officers and to administer the Company's Key Employee Stock Option Plan.

In fiscal year 1996, the Audit Committee held four meetings. The function of the Audit Committee is to review and approve the scope of audit procedures employed by the Company's independent auditors, to review and approve the audit reports rendered by both the Company's independent auditors and to approve the audit fee charged by the independent auditors. The Audit Committee reports to the Board of Directors with respect to such matters and recommends the selection of independent auditors.

COMPENSATION OF DIRECTORS

Each non-employee director received a monthly fee of $1,250 for serving on the Board, plus out-of-pocket expenses. In addition, each non-employee director receives an automatic grant of 8,000 non-qualified stock options each year under the terms of the Company's 1989 Stock Option Plan. Directors who are also executive officers of the Company receive no additional compensation for their services as director.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL FOUR NOMINEES LISTED ABOVE.

                                    PROPOSAL NO. 2

                      APPROVAL AND RATIFICATION OF AN AMENDMENT
                         TO THE CERTIFICATE OF INCORPORATION
             TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED

On February 16, 1996, the Board of Directors declared a two-for-one stock split with respect to the Common Stock which was made in the form of a stock dividend distributed on March 22, 1996. The authorized shares were not adjusted as of the stock split since the Company's Certificate of Incorporation requires stockholder approval to increase the number of authorized shares. At May 20, 1996 there were 3,000,000 shares of Preferred Stock authorized, none of which is outstanding and 15,000,000 shares of Common Stock authorized and 11,564,384 shares of Common Stock outstanding. An additional 2,600,000 shares of Common Stock are presently reserved for issuance upon exercise of outstanding and exercisable options. The increase to 30,000,000 authorized shares of Common Stock would be a proportionate increase to the two-for-one stock split.

The following are brief summaries of certain provisions relating to the Company's capital stock contained in its Certificate of Incorporation and Bylaws. The issued and outstanding shares of Common Stock are fully paid and non-assessable. Holders of the Company's Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Each share of the Company's Common Stock is entitled to equal dividend rights and to equal rights in the assets of the Company available for distribution to holders of Common Stock upon liquidation. The Certificate of Incorporation does not provide for preemptive rights for the holders of its Common Stock.

No shares of Preferred Stock have been issued. The Company's Board of Directors, without further action by the Company's stockholders, may issue Preferred Stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting and dividend rights, liquidation preferences, conversion privileges, redemption rates and provision for sinking funds for conversion or redemption, if any. Satisfaction of any dividend preferences on outstanding Preferred Stock would reduce the amount of funds available for the payment of dividends on Common Stock. Also, holders of Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

The Company's Board of Directors deems it advisable to amend the Company's Certificate of Incorporation in order to increase the authorized Common Stock from 15,000,000 to 30,000,000 shares. The purpose of the increase is to retain necessary flexibility for future issuances from time to time of stock for general corporate purposes, such as the issuance under the 1989 Key Employee Stock Option Plan, stock splits and dividends, offerings to raise capital and for acquisitions. The Board has adopted a resolution approving amending the Certificate of Incorporation to effect such an increase, subject to stockholder approval. Upon receipt of stockholder approval, all 15,000,000 additional authorized shares would be issuable at the discretion of the Board without further stockholder action, unless such approval is required by applicable law. The Company has no current plans to issue additional shares of Common Stock, except for issuances from time to time on exercise of options granted under the 1989 Key Employee Stock Option Plan. Issuances of additional shares of Common Stock by the Company in the future will have a dilutive effect on the voting power of existing stockholders, and such issuances may, depending on the particular circumstances of such issuances, result in dilution to the Company's earnings per share.

If the increase in the number of shares of Common Stock authorized is approved, Paragraph IV of the Company's Certificate of Incorporation would be amended to read in its entirety as follows:

"Article IV - The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The amount of total authorized capital stock of the Corporation is 33,000,000 shares, divided into 30,000,000 shares of Common Stock, par value $0.01 per share, and 3,000,000 shares of Preferred Stock, par value $0.01 per share."

The affirmative vote of a majority of the issued and outstanding shares of the Company's Common Stock will be required for approval and ratification of the amendment to the Certificate of Incorporation.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                                    PROPOSAL NO. 3

                     APPROVAL AND RATIFICATION OF AN AMENDMENT TO
                            THE CALIFORNIA AMPLIFIER, INC.
                         1989 KEY EMPLOYEE STOCK OPTION PLAN

INTRODUCTION

On May 4, 1989, the Board of Directors of the Company approved and adopted the California Amplifier, Inc. 1989 Key Employee Stock Option Plan (the "1989 Plan"). The 1989 Plan provides for the grant of incentive options and non-qualified options. At May 20, 1996, options to purchase 172,900 shares of Common Stock remained available for grant under the 1989 Plan. On May 16, 1996, the Board of Directors adopted and approved, subject to stockholder approval, an amendment to the 1989 Plan to increase the number of shares of Common Stock that may be acquired upon the exercise of options under the 1989 Plan from an aggregate of 2,600,000 shares to an aggregate of 3,400,000 shares (the "Share Increase Amendment"), in either case, subject to adjustments to prevent dilution as specified in Section 10 of the 1989 Plan. The Board of Directors believes that the use of stock options is an effective means of providing additional incentive to employees and others who provide services to the Company and allows the Company to attract and retain such persons.

If the Share Increase Amendment is approved by the stockholders, Section 3 of the 1989 Plan will be amended to read in its entirety as follows:

"Section 3.  COMMON SHARES SUBJECT TO PLAN

The maximum number of shares of Common Stock that may be acquired upon the exercise in full of options granted under this Plan, in the aggregate, is three million, four hundred thousand (3,400,000) subject to adjustment as provided in
Section 10 hereof. Such maximum number does not include the number of shares of Common Stock subject to the unexercised portion of any option granted under this Plan that has expired or that has been terminated, which may again become subject to options under this Plan."

A summary of the principal provisions of the 1989 Plan is set forth below.

ADMINISTRATION OF THE 1989 PLAN

The 1989 Plan is administered by a committee of the Board of Directors consisting of two or more outside directors (the "Committee"). The Committee has and may exercise all the powers and authority granted to it under the 1989 Plan.

PERSONS ELIGIBLE UNDER THE 1989 PLAN

Any person employed by the Company on a salaried basis, including any director who is employed (an "Employee"), is eligible for the grant of incentive options under the 1989 Plan. Employees, directors and consultants of the Company who are not employees, are eligible to be considered for the grant of non-qualified options under the 1989 Plan. As of May 20, 1996 there were 459 employees.

FORMULA GRANT

The 1989 Plan provides for an automatic annual grant (the "Formula Grant") of an option to purchase 8,000 shares of Common Stock to each non-employee director of the Company. Pursuant to the 1989 Plan the options shall have an exercise price equal to the fair market value on the date of grant of the shares of Common Stock subject thereto and shall become exercisable one year after the date of grant.

DURATION OF THE 1989 PLAN

Options may not be granted under the 1989 Plan after May 4, 1999.

CERTAIN TERMS OF OPTIONS

Each incentive option granted under the 1989 Plan shall have an exercise price that is not less than the greater of (A) 100% of the aggregate fair market value of the shares of Common Stock subject to each option on the date of the grant of such option or (B) the aggregate par value of such shares of Common Stock; provided, however, that each incentive option granted under the 1989 Plan to an Employee who owns (after application of the family and other attribution rules of Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code")), on the date of grant of such option, more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations (a "10% Employee") shall have an exercise price that is not less than the greater of (A) 110% of the aggregate fair market value of such shares of Common Stock on the date of grant of such option or (B) the aggregate par value of such shares of Common Stock.

Each non-qualified option granted under the 1989 Plan shall have an exercise price that is not less than 100% of the aggregate fair market value of the shares of Common Stock subject to each option on the date of grant of such option period.

Each option, whether incentive or non-qualified, granted under the 1989 Plan shall expire on the tenth anniversary of the date of grant of such option; provided, however, that any incentive option granted under the 1989 Plan to a 10% Employee shall expire on the fifth anniversary of the date of grant of such option.

The aggregate fair market value of the Common Stock with respect to which incentive options granted to any person under the 1989 Plan (and all other stock option plans of the Company) which become exercisable for the first time during any calendar year shall not exceed $100,000. There is no such limitation under the 1989 Plan on the number of non-qualified options that may be granted to any one person, or that may become exercisable, during any calendar year. However, no Employee is eligible to be granted options for in excess of 250,000 shares of Common Stock during any one calendar year.

NON-TRANSFERABILITY

Any option granted under the 1989 Plan is non-transferable by the optionee other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

VESTING OF OPTIONS; ACCELERATION OF VESTING

All options granted under the 1989 Plan shall become vested and exercisable in accordance with the terms of a vesting schedule determined by the Compensation Committee and included in option agreements entered into between the Company and the optionee upon each grant of options under the 1989 Plan. Notwithstanding the vesting schedule, all outstanding options which are not otherwise vested and exercisable shall become exercisable (i) immediately prior to the consummation of a Terminating Transaction (as defined below) in accordance with the provisions of Section 13 of the 1989 Plan, which is summarized in the next paragraph, or (ii) for specified periods of time upon the termination of employment of an Employee under certain circumstances in accordance with the provisions of Section 14 of the 1989 Plan, which is summarized below under the caption "-- Termination of Employment; Effect on Options."

Upon (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company (individually or collectively, a "Merger") with one or more corporations as a result of which the Company goes out of existence or becomes a subsidiary of another corporation, or (iii) the acquisition of all or substantially all of the assets or more than eighty percent (80%) of the then outstanding stock of the Company by another entity, options granted under the 1989 Plan shall terminate unless provision is made in writing in connection with such transaction for the assumption of such options or the substitution for such options of a new option covering the stock of a successor corporation, or a parent or subsidiary thereof or of the Company, with appropriate adjustment as to the number and kind of shares and prices, in which event such options shall continue in the manner and under the terms so provided. Each of the transactions specified in (i), (ii) and (iii) above shall be referred to as a "Terminating Transaction." Notwithstanding the foregoing, each holder of outstanding options granted under the 1989 Plan, whether or not such options have become vested at such time, shall have the right to exercise such options to the full extent not theretofore exercised at such time immediately prior to the consummation of the Terminating Transaction as the Committee shall designate, or in lieu thereof, in the case of a Merger and in the discretion of the Committee, be entitled to receive upon the consummation of the Merger, for each outstanding option held by such person and in exchange for the surrender and cancellation thereof, a cash payment from the Company or its successor equal to the consideration paid per share of Common Stock in the Merger (or the fair market value thereof) minus the exercise price of such option multiplied by the number of shares of Common Stock subject to such option.

TERMINATION OF EMPLOYMENT; EFFECT ON OPTIONS

In the event that an optionee who is an Employee ceases to be an Employee for any reason other than normal retirement, disability or death, (i) all outstanding options which have been granted to such person under the 1989 Plan and which have not yet become vested shall immediately terminate upon termination of employment, and (ii) all outstanding options which have been granted to such person under the 1989 Plan and which have become vested shall terminate three months thereafter (or such earlier periods of time as such options may expire in accordance with their terms); provided, however, if such person's employment is terminated "For Cause" (as defined in Section 14 of the 1989 Plan) all options granted under the 1989 Plan to such person, whether or not they have become vested at such time, shall immediately terminate upon termination of employment.

In the event that an optionee who is an Employee ceases to be an Employee as a result of normal retirement or disability, all outstanding options, whether or not they have become vested at such time, shall be exercisable for a period of one year from the date of such event by such person or such earlier period of time as such options may expire in accordance with their terms), and thereafter terminate.

In the event that an optionee who is an Employee ceases to be an Employee as a result of death, all outstanding options, whether or not they have become vested at such time, shall be exercisable by such persons(s) to whom the rights under such options shall have passed by will or the applicable laws of descent and distribution, for a period of six months from the date of death (or such earlier period of time as such options may expire in accordance with their terms), and thereafter terminate.

AMENDMENT OF THE 1989 PLAN

The Board may alter, amend, suspend or terminate the 1989 Plan, provided (i) that no such action shall deprive any optionee of any option theretofore granted under the 1989 Plan without the consent of such optionee thereto, and
(ii) Section 12 of the 1989 Plan (relating to option grants to nonemployee directors) may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

FEDERAL TAX TREATMENT

The following is a general discussion of certain federal income tax consequences of incentive options and non-qualified options granted under the 1989 Plan. No discussion of tax law other than federal income tax law is discussed, and there are federal income tax consequences not discussed herein that may apply to optionees. Optionees should consult their own tax advisors in order to determine the precise tax consequences to them of options granted under the 1989 Plan.

INCENTIVE OPTIONS: Neither the grant nor the exercise of an incentive option is generally a taxable event for the optionee. If the optionee sells the shares of Common Stock received upon the exercise of an option ("Option Shares") that is an incentive option at any time within (a) one year after the date of transfer of the Option Shares to the optionee pursuant to the exercise of such incentive option or (b) two years from the date of grant of such incentive option, then
(1) such optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the Option Shares on the date of exercise, (2) such optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sales price or the fair market value of the Option Shares on the date of exercise, over the exercise price of such incentive option, (3) such optionee will recognize capital loss equal to the excess, if any, of the exercise price of such incentive option over the sales price of the Option Shares, and (4) the Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by such optionee. If the optionee sells the Option Shares at any time after the optionee has held the Option Shares for at least (a) one year after the date of transfer of the Option Shares to the optionee pursuant to the exercise of the incentive option and (b) two years from the date of grant of the incentive option, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such incentive option, and the Company will not be entitled to any deduction.

The amount by which the fair market value of the shares received upon exercise of an incentive stock option exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI") in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below certain amounts) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

NON-QUALIFIED OPTIONS: The grant of a non-qualified option is generally not a taxable event for the optionee. Upon the exercise of a non-qualified option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the Option Shares on the date of exercise (unless the holder is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as discussed below) over the exercise price of such option, and the Company will be entitled to a deduction equal to such excess. A subsequent sale of the Option Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such Option Shares plus the ordinary income recognized with respect to such shares.

If an optionee is a director, officer or stockholder subject to Section 16 of the Exchange Act (an "Insider") and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income should be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the Common Stock upon) the earlier of the following two dates: (i) six months after the date of grant, or (ii) a disposition of the shares of Common Stock, unless the Insider makes a valid election under Section 83(b) of the Code within 30 days after exercise to recognize ordinary income based on the value of the shares of Common Stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying shares of Common Stock on the date of exercise.

Special rules will apply in cases where an optionee pays the exercise price of the option or applicable withholding tax obligations under the 1989 Plan by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

As noted above, under the 1989 Plan, outstanding options that are not yet exercisable will become exercisable upon the occurrence of certain transactions. In that event, an amount representing the value of the accelerated vesting may be characterized an excess parachute payment under the "golden parachute" provisions of the Code. Pursuant to these provisions, an optionee will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment.

In certain circumstances, the Company may be denied a deduction for compensation (including compensation attributable to the ordinary income recognized with respect to options granted under the 1989 Plan) to certain officers of the Company to the extent that the compensation exceeds $1,000,000 (per person) annually.

The affirmative vote of a majority of the shares of the Company's Common Stock represented and voting, whether in person or by proxy, at the Annual Meeting will be required for approval and ratification of the amendment to the 1989 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE AMENDMENT TO THE COMPANY'S 1989 KEY EMPLOYEE STOCK OPTION PLAN.

                         REPORT OF THE COMPENSATION COMMITTEE

As members of the Compensation Committee it is our duty to monitor the performance and compensation of executive officers and other key employees, to review compensation plans, including bonuses, and to administer the Company's Key Employee Stock Option Plan. The Company's executive compensation program is designed to attract, motivate and retain the executive talent needed to enhance stockholder value in a competitive environment. The fundamental philosophy is to relate the amount of compensation "at risk" for an executive directly to his or her contribution to the Company's success in achieving superior performance objectives and to the overall success of the Company. The Company's executive and key employee compensation program consists of a base salary component, a component providing the potential for an annual bonus based on overall Company performance and a component providing the opportunity to earn stock options that focus the executives on building stockholder value through meeting longer-term financial and strategic goals.

In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below. In May 1996, the Company engaged an independent human resource consulting firm to assist the Committee. The study is underway and will be presented to the Committee in fiscal 1997.


BASE SALARY

Base salary is designed to be consistent with comparable electronic manufacturing companies. For this purpose, this Committee utilizes the wage and salary surveys of the American Electronic Association, an industry trade group of which the Company is a member. The Company generally attempts to place its executives' base salaries at the median of companies of similar size in that survey. Performance reviews, typically performed annually, salary surveys and the Company's financial performance are determining factors for an individual's salary increase.

THE EXECUTIVE AND KEY EMPLOYEE BONUS PROGRAM

The Executive and Key Employee Bonus Program is designed to reward Company executives and key employees for their contributions to corporate objectives. Each eligible employee's award is expressed as a percentage of the participant's base salary. The Compensation Committee re-evaluates the operating plan each fiscal year to ensure bonuses paid and profitability are properly correlated.

For fiscal year 1996, the bonus pool was generated based upon the Company achieving certain earnings before tax amounts. Individual awards were based upon a percentage of each employee's base salary ranging from 65% for the Chief Executive Officer, to 13% for other key employees depending upon their influence on achieving such performance objectives.

For fiscal year 1997 as in fiscal year 1996, a bonus pool will be generated as the Company achieves certain profit levels. Bonuses from this pool will then be paid to individuals based upon the Company achieving certain performance objectives relating to their financial areas, such as: sales, gross margins, productivity, expense levels, operating profits and other measurable cost savings. Target bonuses range from 10% to 50% of employee's base salary.
Actual bonuses will vary depending upon the Company achieving certain income levels and the employee's contribution to the achievement of their performance objectives. The employee percentages will also be adjusted upward or downward as the Company's actual income before tax exceeds or falls short of plan.

The Compensation Committee may recommend to the Board of Directors for approval the awarding of discretionary bonuses to certain employees even though the profit objectives established under the bonus plan were not achieved.

STOCK OPTION PLAN

The Company's Stock Option Plan (the "Option Plan") authorizes the granting of options to purchase shares of the Company's Common Stock to officers and key employees of the Company and its subsidiaries. The Option Plan is designed to:

- -   Encourage and create ownership of the Company's Common Stock.

- -   Balance long-term with short-term decision making.

- -   Link the officers' or key employees' financial success to that of the stockholders.

- -   Focus attention on building stockholder value through meeting longer-term financial and strategic goals.

- -   Ensure broad-based participation of key employees.

The Committee granted both Incentive and Non-qualified stock options to executives under the 1989 Key Employee Stock Option Plan during fiscal year 1996.

Option grants were based upon various subjective factors, among other things, performance, responsibility and prior grants.

COMPENSATION COMMITTEE

Arthur H. Hausman
William E. McKenna

                                EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation for services in all capacities to the Company for each of the three fiscal years in the period ended March 2, 1996 of (i) the Chief Executive Officer and (ii) the three most highly compensated executive officers:


                                                                                           Long Term
                                                                                          Compensation
                                                                                             Awards
                                                                                         -------------


                                                                                             Stock
Name and                           Fiscal              Annual Compensation                   Option            All Other
Principal Position                  Year           Salary(3)            Bonus                Grants         Compensation(4)
- ------------------                 ------        -------------------------------             ------         ---------------
Ira Coron (1)                      1996          $200,000            $130,000                60,000           $ 9,414
  Chairman of the Board            1995          $174,040            $116,500               200,000           $   676
  and Chief Executive Officer

David R. Nichols                   1996          $158,000            $ 90,376                40,000           $ 4,828
  Executive Vice                   1995          $156,779            $ 82,467                20,000           $   996
  President, Operations            1994          $148,092            $      0                20,000           $   942

Kris Kelkar (2)                    1996          $125,000            $ 68,900               120,000           $21,967
  Senior Vice President,
  Sales and Marketing

Michael R. Ferron                  1996          $142,500            $ 64,838                30,000           $ 5,931
  Vice President, Finance;         1995          $139,952            $ 57,658                20,000           $   888
  Chief Financial Officer          1994          $129,952            $      0                50,000           $   839
  and Corporate Secretary


(1) In March 1994, Mr. Ira Coron was appointed Chairman of the Board and Chief Executive Officer of the Company.

(2) In April 1995, Kris Kelkar was appointed Senior Vice President, Sales and Marketing, of the Company.

(3) Includes amounts deferred by the executive officer pursuant to the Company's 401-K plan.

(4) The amounts shown in this column represent the dollar value of term life insurance premiums paid by the Company for the benefit of the named executive officer, and the Company's 50% matching of contributions made by employees to the Company's 401-K plan. In addition, Mr. Kelkar's Other Compensation includes reimbursement of certain relocation-related costs in conjunction with his employment in April 1995.

OPTIONS GRANT TABLE

The following table sets forth information on grants of stock options pursuant to the Company's 1989 Key Employee Stock Option Plan during the year ended March 2, 1996 to the executive officers included in the Summary Compensation
Table:

                                                                                                Potential
                                                                                             Realizable Value
                                                                                         at Assumed Annual Rate
                                           % of Total      Exercise                   of Stock Price Appreciation
                                         Options Granted   or Base                         for Option Term (2)
                             Options     to Employees in   Price          Expiration  ------------------------------
Name                         Granted (1)   Fiscal Year    ($/share)         Date           5% ($)        10% ($)
- --------------------------------------------------------------------------------------------------------------------
Ira Coron                   60,000            11%          $7.22           2005           $272,437     $  690,409
David R. Nichols            40,000             7%          $7.22           2005           $181,625     $  460,273
Kris Kelkar                120,000            22%          $5.65           2005           $424,881     $1,076,732
Michael R. Ferron           30,000             5%          $7.22           2005           $136,219     $  345,205



(1) Options become exercisable at a rate of 25% per year.

(2) The potential realizable value is based upon the term of the option grant which is ten years. It is calculated assuming both a 5% and a 10% annual increase in the stock value and that the option is exercised on the last day of the option period. The computed stock values using these percentages were $11.76 and $18.72, respectively, for Mr. Coron, Mr. Nichols and Mr. Ferron, and $9.17 and $14.60, respectively, for
    Mr. Kelkar. Actual gains, if any, are dependent on the actual future stock price of the Company.

OPTION EXERCISES AND FISCAL YEAR-END VALUE TABLE

The following table sets forth information as to options exercised during the year ended March 2, 1996 and options held at March 2, 1996 by executive officers named in the Summary Compensation Table:

                                                                  Number of Securities
                        Number                                   Underlying Unexercised                  Value of Unexercised
                       of Shares                                      Options Held                       In-The-Money Options (2)
                      Acquired on          Value             -------------------------------       -------------------------------
Name                   Exercise          Realized(1)         Exercisable       Unexercisable       Exercisable       Unexercisable
- ----                   --------          ----------          -----------       -------------       -----------       -------------
Ira Coron              35,000            $165,900                 ---             175,000         $    ---             $3,242,750
David Nichols          50,000            $398,726              70,000              60,000         $ 1,474,900          $1,005,000
Kris Kelkar             ---                ---                 15,000             105,000         $   277,050          $1,748,250
Michael Ferron          ---                ---                117,500              57,500         $ 2,440,475          $  994,750


(1) The value realized is computed by subtracting the option exercise prices from the fair value at dates of exercise, multiplied by the number of shares acquired.

(2) The value of unexercised in-the-money options is computed by subtracting the option exercise prices from the market value at March 2, 1996 ($22.50) multiplied by the number of options outstanding.

EMPLOYMENT AGREEMENTS

On April 3, 1995, Mr. Kris Kelkar was appointed Senior Vice President, Sales and Marketing. As part of his employment, the Company and Mr. Kelkar entered into a two-year employment agreement which entitles Mr. Kelkar to certain severance payments if he, or the Company, under certain conditions, terminates his employment.

STOCK PERFORMANCE GRAPH

The following graph and table compares the Company's stock performance to various stock indexes over a five-year period assuming a $100 investment was made on March 2, 1991:

                                       [GRAPH]

- --------------------------------------------------------------------------------
(IN DOLLARS)                       1991    1992    1993    1994    1995    1996
- --------------------------------------------------------------------------------
California Amplifier, Inc.         100     568     644     492     492   1,705
NASDAQ Stock Market                100     143     152     180     182     254
NASDAQ Telecommunications          100     129     156     215     198     228
- --------------------------------------------------------------------------------


                  COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission, the National Association of Securities Dealers and the Company. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file, or late filing, of such reports with respect to the period ended March 2, 1996. Based solely upon a review of reports delivered to the Company during this period, all of these filing requirements were satisfied on a timely basis.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has adopted a policy pursuant to which material transactions between the Company and its executive officers, directors and principal stockholders (i.e., stockholders owning beneficially 5% or more of the outstanding voting securities of the Company) shall be submitted to the Board of Directors for approval by a disinterested majority of the directors voting with respect to the transaction. For this purpose, a transaction is deemed material if such transaction, alone or together with a series of similar transactions during the same fiscal year, involves an amount which exceeds $60,000.

No such transactions occurred during the year ended March 2, 1996 other than those described elsewhere herein.

                          INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP acted as the independent public accountants for the Company during the fiscal year ended March 2, 1996. Representatives of that firm are expected to be present at the Annual Meeting and will be available to make a statement or respond to appropriate questions. The Company has selected Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending March 1, 1997.

                                    ANNUAL REPORT

The Annual Report to Stockholders for the fiscal year ended March 2, 1996 is being sent to all stockholders with this Proxy Statement. The Annual Report to Stockholders does not form any part of the material for the solicitation of any Proxy.





A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 2, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, IS AVAILABLE WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, CALIFORNIA AMPLIFIER, INC., 460 CALLE SAN PABLO, CAMARILLO, CALIFORNIA 93012.

                                STOCKHOLDER PROPOSALS

The Bylaws of the Company provide that at any meeting of the stockholders only such business shall be conducted as shall have been brought before the meeting by or at the discretion of the Board of Directors or by any stockholder of the Company who gives written notice (in the form required by the Bylaws) of such business in writing to the Corporate Secretary of the Company not less than sixty days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. The Bylaws also provide that only such nominations for the election of directors may be considered as are made by the Board of Directors, or by any stockholder entitled to vote in the election of directors who provides written notice (in the form required by the Bylaws) of such stockholder's intent to make such nomination to the Corporate Secretary of the Company not later than sixty days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting.

Stockholders who intend to submit proposals for inclusion in the Proxy Statement relating to the year ending March 1, 1997 must do so by sending the proposal and supporting statements, if any, to the Company no later than February 7, 1997. Such proposals should be sent to the attention of the Corporate Secretary, California Amplifier, Inc., 460 Calle San Pablo, Camarillo, California 93012.

                                    OTHER MATTERS

Except for the matters described herein, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the stockholders. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or persons acting under the Proxy.

By Order of the Board of Directors,


/s/
Michael R. Ferron
Corporate Secretary

Camarillo, California
June 6, 1996

                                PRELIMINARY COPY

The Company intends to release definitive proxies to its stockholders on June 6, 1996.

- --------------------------------------------------------------------------------
CALIFORNIA AMPLIFIER, INC.
- --------------------------------------------------------------------------------
460 Calle San Pablo
Camarillo, California  93012

PROXY FOR 1996 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 19, 1996

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALIFORNIA AMPLIFIER, INC.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 1996 Annual Meeting of Stockholders, revoking all prior proxies, hereby appoints Ira Coron and David R. Nichols, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, all the shares of Common Stock of California Amplifier, Inc. (the "Company") held of record by the undersigned on May 24, 1996 at the Annual Meeting of Stockholders to be held on July 19, 1996 and any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES FOR DIRECTOR LISTED, IN FAVOR OF THE MATTERS DESCRIBED IN ITEMS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES ON ALL SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE SUCH MEETING.

(Continued on reverse side)

                                PRELIMINARY COPY

The Company intends to release definitive proxies to its stockholders on June 6, 1996.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES FOR DIRECTOR LISTED BELOW, IN FAVOR OF THE MATTERS DESCRIBED IN ITEMS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES ON MATTERS DESCRIBED IN ITEM 4.

1.  Election of Directors:    Ira Coron, David R. Nichols, William E. McKenna,
                              Arthur H. Hausman

FOR all Nominees listed (except as marked to the contrary below)           / /


WITHHOLD AUTHORITY to vote for all Nominees listed above                   / /


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

- --------------------------------------------------------------------------------

2. To consider and vote upon a proposal to increase the number of shares of Common Stock authorized from 15,000,000 to 30,000,000.

               For  / /       Against   / /       Abstain   / /

3. To consider and vote upon a proposal to amend the 1989 Key Employee Stock Option Plan to increase the number of authorized shares issuable under the Plan from 2,600,000 to 3,400,000.

               For  / /       Against   / /       Abstain   / /

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting and any and all postponements or adjournments thereof.


Do you plan to attend the meeting:    Yes      No

Dated:
Signature:
Title:
Signature if held jointly:

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership's name by an authorized person.